Exhibit 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                       TEMPORARY FINANCIAL SERVICES, INC.


The undersigned hereby executes the following Articles of Incorporation for the purpose of forming a corporation under the provisions of the Washington Business Corporation Act (Revised Code of Washington 23B).

                                    ARTICLE I
                                      Name

The  name  of  the  corporation  is  TEMPORARY  FINANCIAL  SERVICES,  INC.

                                   ARTICLE II
                                     Purpose

The purpose of this corporation shall be to transact any and all lawful business for which corporations may be incorporated under the Washington Business Corporation Act, in general, to have and exercise all the powers conferred by the laws of Washington upon corporations formed under the Washington Business Corporation Act and to do any and all things hereinbefore set forth to the same extent as natural persons might or could do.

                                   ARTICLE III
                                    Duration

This  corporation  shall  be  of  perpetual  duration.

                                   ARTICLE IV
                            Authorized Capital Stock

The authorized capital stock of the corporation shall consist of two classes of stock, designated as Common Stock and Preferred Stock.

The total number of shares of Common Stock that the corporation will have authority to issue is One Hundred Million (100,000,000). The shares shall have a par value of $0.001 per share. All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference.

The total number of shares of Preferred Stock that the corporation will have authority to issue is Five Million (5,000,000). The Preferred Stock shall have a stated value of $.001 per share. The authorized but unissued shares of Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The Directors in their sole discretion shall have the power to determine the relative powers, preferences, and rights of each series of Preferred Stock.

                                    ARTICLE V
                                Preemptive Rights

Shareholders of this corporation will have no preemptive rights to acquire additional shares issued by the corporation, or any securities convertible into, or carrying or evidencing any rights or option to purchase, any such shares.






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                                   ARTICLE VI
                                     Voting

The holders of any of the corporation's capital stock shall possess voting power for the election of directors and for all other purposes, subject to such limitations as may be imposed by law and by any provision of the Articles of Incorporation in the exercise of their voting power. Cumulative voting for the election of directors is hereby expressly prohibited. The holders of Common Stock shall be entitled to one vote for each share held. All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference.

                                   ARTICLE VII
                               Board of Directors

The initial Board of Directors of this corporation shall consist of one (1) director. The number of directors constituting the Board of Directors of this corporation may be increased or decreased from time to time in the manner specified in the Bylaws of this corporation; provided, however, that the number shall not be less than one (1) or more than seven (7). In case of a vacancy in the Board of Directors because of a director's resignation, removal or other departure from the board, or because of an increase in the number of directors, the remaining directors, by majority vote, may elect a successor to hold office for the unexpired term of the director whose position is vacant, and until the election and qualification of a successor.

                                  ARTICLE VIII
                               Director Liability

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for liability of the director for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director; (ii) conduct which violates RCW 23B.08.310 of the Washington Business Corporation Act, pertaining to unpermitted distributions to shareholders or loans to directors; or (iii) any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. If the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE IX
                                 Indemnification

The corporation is authorized to indemnify, agree to indemnify or obligate itself to advance or reimburse expenses incurred by its Directors, Officers, employees or agents in any Proceeding (as defined in the Washington Business Corporation Act) to the full extent of the laws of the State of Washington as may now or hereafter exist.








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                                    ARTICLE X
                                     Bylaws

Subject to the power of shareholders to amend or repeal, the Board of Directors of this corporation shall have the power to enact and amend such Bylaws defining the powers and duties of the officers of the corporation and providing for such other matters in relation to its affairs as they may deem necessary and convenient, provided the same are not out of harmony with the laws of the State of Washington or these Articles of Incorporation.

                                   ARTICLE XI
                   Action by Majority Consent of Shareholders

Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting or vote if either:
(i) the action (a "Unanimous Consent") is taken by all the shareholders entitled to vote on the action; or
(ii) so long as this corporation is not a public company, the action (a "Majority Consent") is taken by the shareholders holding of record, or otherwise entitled to vote, in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote on the action were present and voted.

To the extent that prior notice is required by law, any advance notice required by statute to be given to nonconsenting shareholders shall be made at least one business day prior to the effectiveness of the action, or such longer period as required by law. The form of this notice shall be sufficient to appraise the nonconsenting shareholder of the nature of the action to be effected, in a manner approved by the directors of this corporation or by the committee or officers to whom the board has delegated that responsibility.

                                   ARTICLE XII
                                   Amendments

The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on the shareholders herein are granted subject to this reservation.

                                   ARTICLE XII
                              Shareholder Approval

     The affirmative vote of a majority of all of the votes entitled to be cast on the matter shall be sufficient, valid, and effective, after due consideration and reconsideration of such action by the Board of Directors, as required by law, to approve and authorize the following acts of the corporation:

     a.  an  amendment  to  these  Articles  of  Incorporation;

     b. the merger of this corporation into another corporation or the merger of one or more other corporations into this corporation;

     c. the acquisition by another corporation of all of the outstanding shares of one or more classes or series of this corporation; or

     d. the sale, lease, exchange, or other disposition by this corporation of all, or substantially all, of its property other than in the usual and regular course of business.



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                                  ARTICLE XIII
                                Initial Director

The initial Board of Directors of this corporation consists of one (1) director. The names and addresses of such director is as follows:

          Name                         Address
          ----                         -------

     Gregory  B.  Lipsker              601  W.  Main  Ave.,  Suite  714
                                      Spokane,  WA  99201-0677

                                   ARTICLE XIV
                                  Incorporator

The  name  and  address  of  the  incorporator  is  as  follows:

          Name                         Address
          ----                         -------

     Gregory  B.  Lipsker              601  W.  Main  Avenue,  Suite  714
                                      Spokane,  WA  99201-0677

                                   ARTICLE XV
                                Registered Agent

The  name  of  the  registered  agent of this corporation is Gregory B. Lipsker.

                                   ARTICLE XVI
                                Registered Office

The post office address of the registered office of this corporation is 601 West
Main  Avenue,  Suite  714,  Spokane,  Washington   99201-0677.


Dated  this  9th  day  of  October,  2000.


                                      /s/  Gregory  B.  Lipsker,  Incorporator























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                      CONSENT TO SERVE AS REGISTERED AGENT


I, GREGORY B. LIPSKER, hereby consent to serve as Registered Agent in the State of Washington, for the following corporation: Temporary Financial Services, Inc. I understand that as agent for the corporation it will be my responsibility to receive service of process in the name of the corporation; to forward all mail to the corporation; and to immediately notify the office of the Secretary of State in the event of my resignation, or of any changes in the registered office address of the corporation for which I am agent.

DATED:  October  9,  2000


                                   GREGORY  B.  LIPSKER
                                   601  West  Main  Avenue,  Suite  714
                                   Spokane,  Washington  99201-0677













































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